AGREEMENT


     This Agreement ("Agreement") is entered into this 14th day of February 2002 between Southwest Venture Reification, Inc., ("Southwest" or "Consultant"), an Arizona company engaged in providing among other services, acquisition consulting and finders, through its partners, subsidiaries or affiliates and G/O International, Inc., a Colorado corporation, ("G/O" or the "Company"), in connection with the rendering by Southwest to G/O of acquisition consulting services and finder services, as described herein below, for and in consideration of the compensation described.

     WHEREAS, G/O is seeking acquisition opportunities and desires to retain Southwest to perform certain acquisition consulting services and finder services as described herein and Southwest is willing to render and provide such service to the Company.

     THEREFORE, in consideration of the mutual agreements and covenants set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:


     1. Engagement of Consultant. The Company hereby engages and retains Consultant to render to the Company the Acquisition Consulting Services described in paragraph 2 hereof and the Finder's Services described in paragraph 4 hereof for the period commencing on the date of execution and delivery of this Agreement by the Company and ending five (5) years thereafter (the "Consulting Period").


     2. Description of Acquisition Consulting Services. The Acquisition Consulting Services rendered by Consultant hereunder shall consist of consultations with management of the Company, as such management may from time to time require, during the term of this Agreement. Such consultation with management shall be with respect to the review and analysis of potential acquisition candidates identified by the Company to Consultant or by the Consultant to the Company, and, upon selection of acquisition candidates, assistance in the structuring and negotiation of such acquisition.


     3. Compensation For Acquisition Consulting Services. The Company shall compensate the Consultant for the Acquisition Consulting Services rendered hereunder at the rate of $4,000 for each person/day. A "person/day" shall mean eight person/hours of one or more representatives of Consultant and shall include domestic travel time. In the event that the Company, through its board of directors, determines that the cash payments enumerated herein above for the Acquisition Consulting Services would significantly deplete the cash reserves of the Company or if the Company is unable at any time to pay the cash compensation due to Consultant for the Acquisition Consulting Services pursuant to this Agreement, it may notify Consultant of such determination and, upon receipt of written consent from Consultant may, thereafter, until it is determined that cash payments would not significantly deplete cash reserves, provide such compensation to Consultant through the issuance of its common stock ("Share Compensation"). The right to such Share Compensation shall automatically vest in the Consultant twenty-four hours after any compensation due Consultant hereunder has not been paid by the Company. For purposes hereof, any shares of the Company's common stock issued to Consultant as Share Compensation shall be valued at 50% of the previous 30 days average closing bid price per share, for the Company's common stock, as quoted on the National Association of Securities Dealers, Inc.-Automated Quotation System or Bulletin Board System and shall, at the election of Consultant, at least once a year, be registered for resale at the expense of the Company under an appropriate registration form pursuant to the Securities Act of 1933, as amended. In addition, the shares of the Company's common stock issued to Consultant as Share Compensation shall possess "piggy back" registration rights with respect to any offering undertaken by the Company pursuant to a registration under the Act.


     4. Finder Services. Consultant, through its partners shall provide the Company with finder services ("Finder Services") which would include the location and introduction to the Company of parties that:

          A. Provide financing to G/O or any of its subsidiaries or affiliates or who are provided financing by G/O or any of its subsidiaries or affiliates ("Financing Finder Services");

          B. Acquire the securities or substantially all of the assets of G/O or any of its subsidiaries or affiliates or whose securities or substantially all of its assets are acquired by G/O or any of its subsidiaries or affiliates ("Acquisition Finder Services"); or

          C. Enter into any agreement with G/O respecting the licensing, joint venturing or other mutual exploitation of any asset of G/O or such party ("Collaboration Finder Services")

     5. Compensation for Finder Services. Finder's fees payable under this Agreement shall be payable by G/O to Consultant with respect to or in connection with each and every transaction undertaken by G/O as provided herein, and shall be payable as follows:

          A. Financing Finder Services. Except with respect to any financing provided to G/O by entities specified in exhibits to this Agreement, which will be current sources of financing identified by G/O, if any financing is provided to G/O, during the of term of this Agreement, or for a period of three (3) year after termination of this Agreement, provided such source of financing results from parties identified by Consultant during the term of this Agreement, G/O will pay to Consultant a Finder's Fee equal to 5% of the total amount of the Financing (gross proceeds, without offset for costs or fees). In addition, upon the completion of any financing, G/O shall grant to Consultant options, to purchase that number of shares of G/O's common stock determined by dividing fifteen percent (15%) of the amount of the Financing by an amount equal to fifty percent (50%) of the previous 30 days average closing bid price for G/O's common stock, as quoted by the National Association of Securities Dealers, Inc.- Automated Quotation System or Bulletin Board System. Such options shall be exercisable for a period of five years at an exercise price equal to 50% of the previous 30 days average bid price for G/O's common stock, as quoted by the National Association of Securities Dealers, Inc.-Automated Quotation System or Bulletin Board, as of the date of closing the financing and shall possess demand and piggy back registration rights including the right to include such shares in any offering undertaken by the Company.

          B. Acquisition or Collaboration Finder Services. Except with respect to parties specified in an exhibit attached to this Agreement, if an Acquisition or Collaboration is consummated by G/O during the term of this Agreement or for a period of three year thereafter, provided such Acquisition or Collaboration involves a party identified by Consultant during the term of this Agreement, G/O will pay to Consultant a Finder's Fee based on the following formula:

          Finder's Fee Rate             Transaction Value
          15% of the portion below      $9,999,999
          plus 12% of the portion from  $10,000,00 to $19,999,999
          plus 10% of the portion from  $20,000,000 to $29,999,999
          plus 8% of the portion from        $30,000,000 to $39,999,999
          plus 6% of the portion from        $40,000,000 to $49,999,999
          plus 4% of the portion over        $50,000,000

     The Transaction Value represents the total value agreed to among the parties to the transaction and will include any combination of equity securities, net assets, goodwill, consulting fees, noncompetitive agreements, equity or debt investments, royalties or any other form of payment, whether contingent or firm. Any issuance of registered securities, in connection with the transaction, would be valued at the closing public bid price of such securities on the date of the closing the transaction. Any unregistered securities that were issued with restrictive legends would be valued at 50% of the closing public asked price of such class of securities on the date of closing the transactions, or at such greater value as may be recorded for accounting purposes in accordance with generally accepted accounting principles. If Consultant and the Company disagree as to the Transaction Value of any transaction, a Transaction Value shall be determined by an independent appraisal performed at the mutual expense of Consultant and G/O by an independent appraiser selected by Consultant and approved by the Company. If the Finder's Fee includes Transaction Value amounts which are contingent upon future event(s), such Finder's Fee will be paid either on the date such contingent amounts are paid or on such earlier date that the contingent amounts become fixed in value. If, however, the Transaction Value amount shall not be contingent upon future events, but the consideration tendered in such transaction shall not be paid in full at the consummation of such transaction, Consultant shall receive payment within ten days after each date on which any part of such consideration is paid or received by G/O or any of it subsidiaries or affiliates in amounts equal in each case to the Finder's Fee multiplied by the fraction the numerator of which is the amount of the consideration received or paid by or to G/O or any of its subsidiaries or affiliates on such date and the denominator of which is the total Transaction Value.

In addition to the compensation set forth above, in the event that the Company enters into a transaction as specified in this paragraph 5, then and in such event, Consultant shall be paid an additional finder's fee equal to 25% of the Company's issued and outstanding shares, through the grant of options on that number of shares of the Company's common stock equal to 25% of the issued and outstanding shares, on a fully diluted basis, as of the date of execution of this Consulting Agreement (the "Options"). Such options shall be exercisable at a cash price of $0.001 per share or on a net issuance basis for a period of five years commencing upon the consummation of a transaction described in this paragraph 5 and shall have anti-dilution rights satisfactory to Consultant. To secure the performance of the Company hereunder, the Company shall execute and deliver such Option to the Consultant upon execution and delivery of this Agreement, a copy of which is attached hereto.


     6. Compensation of Out-of-Pocket Expenses. The Company shall be responsible for reimbursing Consultant for reasonable, accountable, out-of-pocket expenses incurred in performing the services provided in this Agreement. Such reimbursement would be in addition to any compensation for services as provided herein above and would be payable in cash, unless otherwise agreed among the parties, within 10 days after receipt of an invoice from Consultant. Any expenses in excess of $500.00 in any calendar month for which Consultant would be entitled to receive would require advance approval by the Company provided; however, that ordinary and necessary domestic travel expenses incurred by Consultant in the course of performing the services enumerated herein, would not require such advance approval. The cost of all foreign travel including airline ticketing, hotel accommodations and other related travel costs shall, at the election of Consultant, be prepaid by the Company. The Company shall be responsible for the fees of accountants, outside legal counsel, other advisors and other services requested by the Company when pursuing a transaction.


     7. Non-exclusivity of Consultants Undertakings. The Company expressly understands and agrees that Consultant shall not be prevented or barred form rendering services of the same nature as or a similar nature to those described in this Agreement, or of any nature whatsoever, for or on behalf of any person, firm, corporation, or entity other than the Company.


     8. Disclaimer of Responsibility for Acts of the Company. The obligations of the Consultant described in this Agreement consists solely of the furnishing of information and advice to the Company. In no event shall Consultant be required by this Agreement to act as the agent of the Company or otherwise to represent or make decisions for the Company. All final decisions with respect to acts of the Company or its subsidiaries or affiliates. whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of the Company or such subsidiary or affiliates, and the Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decision.

     9. Limitation of Services. It is understood between the parties that neither the Consultant nor any of its partners or principals are providing legal service, accounting services nor security broker/dealer services, and such services must be retained by the Company at its own cost and expense. It is expressly acknowledged that Consultant will utilize its best efforts in performing the services contemplated hereby but no representations are made as to the ultimate success of any transaction or other action undertaken by the Company.

     10. Termination of Relationship. This Agreement shall, unless sooner terminated as provided herein below, continue until for the duration of the Consulting Period as defined in paragraph 1 hereinabove. Such term shall be renewed upon mutual agreement of the parties. This Agreement shall terminate upon the happening of any one of the following events:

          A. Either Consultant or the Company may terminate this Agreement upon ten days written notice to the other that a material breach by the other of the terms or covenants of this Agreement shall have occurred and such breach shall not have been cured with ten days after such notice.

          B. Consultant shall have the right (but not the obligation) to terminate this Agreement upon written notice to the Company if it reasonably determines that the Company or any of its directors, officers or controlling shareholders has engaged in any unlawful, wrongful or fraudulent act.

          C. Consultant shall have the right (but not the obligation) to terminate this Agreement upon written notice to the Company if its shall determine that any material facts concerning the Company represented to it during the course of performing its services are misstated or untrue or that the Company has intentionally failed to provide Consultant with material facts concerning the Company.
     In the event of Termination, Consultant shall be entitled to accrued fees and expense reimbursements and shares otherwise payable shall be paid as though this Agreement were not terminated.

     11. Miscellaneous.

          A. Notices. Any notice or other communication required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given or served for all purposes if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

          To Consultant:      Southwest Venture Reification, Inc.
                              10878 Westheimer, Suite 178
                              Houston, Texas 77042


          To the Company:     G/O International, Inc.
                              11849 Wink
                              Houston, Texas 77024


       B. Validity; Complete Agreement. The validity and enforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. This Agreement sets forth the entire understanding and embodies the entire Agreement of the parties with respect to the subject matter covered hereby and supersedes all prior or contemporaneous oral or written agreements, understandings, arrangements, negotiations or communications among the parties hereto.

       C. Amendment. This Agreement shall not be modified or amended except by written agreement of the parties hereto.

       D. Governing Law. Each of the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona, which shall have exclusive jurisdiction over all disputes arising out of this agreement.

       E. Counterpart. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement.

       F. Delay; Partial Exercise. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
       G. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall have the right to assign this Agreement to any parent or affiliate of the Company.

       H. Waiver of Arbitration. The parties hereby waive any rights to settlement of disputes between them by arbitration and agree that the Company shall reimburse Consultant all legal cost or other related cost incurred in connection with attempts to collect fees due hereunder.

       I. Penalty for Non-Payment. In the event that the Company fails to timely make any payments due Consultant hereunder, which shall in all cases be within ten days after payment is due or if no due date is specified, within ten days after receipt of invoice from Consultant, then and in such event, the amount due shall include an immediate penalty equal to 50% of the accrued amounts due plus an additional aggregating penalty equal to 10% of the accrued amounts due for each month unpaid.

  12. Indemnification and Hold Harmless. In connection with Consultant's performing the services enumerated hereinabove, Consultant and its partners and principals will to a great extent be relying on information provided the Company and its officers and directors. Although Consultant will be reviewing all materials provided to it in connection with performing its duties, Consultant will not be conducting an independent "due diligence review". Consequently, as a condition to Consultant's performing the task enumerated herein, the Company and its officers and directors and each of them hereby agree to indemnify and hold Consultant and its officers directors, partners and principals harmless against any losses, claims, damages, liabilities and expenses, whether joint or several and to defend them against any and all actions or causes of actions or threats of actions to which they may become subject and will reimburse them for any legal or other expenses including attorney's fees and disbursements reasonably incurred by them in connection with investigation, preparing or defending any actions commenced or threatened or claim whatsoever whether or not resulting in any liability insofar as such are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any information provided to Consultant or (b) any omission or alleged omission of a material fact necessary to make any information provided to us not misleading.

  In witness whereof, the undersigned parties hereto have executed this Agreement on the dates set forth opposite their respective signatures.

Dated: ______________      G/O International, Inc., a Colorado corporation

                      By____________________________
                      Its President


Dated:_______________      Southwest Venture Reification, Inc., an Arizona
  corporation


                      By___________________________
                      David Klausmeyer, Director